COLLECTIVE BANCORP, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 16, 1996



     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders of Collective Bancorp, Inc., will be held on Wednesday, October 16, 1996 at 10:00 a.m. at the Ram's Head Inn, 9 West White Horse Pike (U.S. Highway 30), Absecon, New Jersey for the following:

         (1) To elect three directors to serve three-year terms;

         (2) To ratify the appointment by the Board of Directors of the firm of KPMG Peat Marwick LLP, as independent auditors of Collective Bancorp, Inc., for the fiscal year ending June 30, 1997; and

         (3) To transact such other business as may properly come before the meeting.


     Pursuant to the bylaws, the Board of Directors has fixed the close of business on August 30, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by Collective Bancorp, Inc. A list of stockholders entitled to vote at the Annual Meeting will be available at Collective Bancorp, Inc., 716 W. White Horse Pike, Cologne, New Jersey, for a period of twenty days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS
                                              Collective Bancorp, Inc.



                                              SCOTT T. PAGE
                                              Secretary

Egg Harbor, New Jersey
September 18, 1996

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED

                            COLLECTIVE BANCORP, INC.
                             158 Philadelphia Avenue
                        Egg Harbor City, New Jersey 08215
                                 (609) 625-1110


                                 PROXY STATEMENT


                              For October 16, 1996
                         Annual Meeting of Stockholders



                               GENERAL INFORMATION

Solicitation and Voting of Proxies

     This Proxy Statement is being furnished to stockholders of record on August 30, 1996 (the "Voting Record Date") in connection with the solicitation, on behalf of the Board of Directors of Collective Bancorp, Inc. ("Collective Bancorp" or the "Holding Company"), of proxies to be voted at the Annual Meeting of Stockholders of Collective Bancorp (the "Annual Meeting") to be held on October 16, 1996 at 10:00 a.m., and at any adjournments thereof. This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about September 18, 1996.

     At the meeting, stockholders will vote to elect three directors of the Holding Company and will consider and vote upon the ratification of the appointment of auditors.

     If the enclosed proxy is properly executed and returned, and it is not revoked, it will be voted in accordance with the specifications made by the stockholder. If specifications are not made, it will be voted FOR the nominees for director set forth below, and FOR the ratification of the appointment of auditors. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by each proxy on such matters as determined by a majority of the Board of Directors.

Voting Securities

     Each of the 20,421,324 shares of common stock of Collective Bancorp (the "Common Stock") outstanding on the Voting Record Date is entitled to one vote on each matter presented except as to the election of directors, as to which they may cumulate their votes and cast for one candidate a number of votes equal to the number of such directors to be elected, multiplied by the number of their shares, or they may distribute such votes on the same principle between two or more candidates. Collective Bancorp has no other class of capital stock outstanding.

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares is necessary to constitute a quorum at the Annual Meeting, and matters proposed to be presented at that meeting shall be approved by a majority of the votes present except for the election of directors, which shall be by a plurality of the votes cast. In the event there are not sufficient votes for a quorum or to approve any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Board of Directors.

Voting Procedures

     As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees being proposed. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, directors are elected by a plurality of the votes cast, without regard or either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the other matters being proposed for stockholder action at this Annual Meeting, the proxy card being provided by the Board of Directors enables a stockholder to check the appropriate box on the proxy card to (i) vote FOR the item, (ii) vote AGAINST the item, or (iii) vote to ABSTAIN on such item. An affirmative vote of a majority of the votes eligible to be cast at the Annual Meeting, in person or by proxy, is required to approve any matters that may properly come before the Annual Meeting. Shares as to which the "ABSTAIN" box has been selected on the proxy card and broker non-votes will not be counted as votes cast and will have no effect on the votes as to each matter presented.

     Proxies solicited hereby will be returned to the Board of Directors and tabulated by the inspectors of election designated by the Board of Directors. Such inspectors of election will not be employed by, or be directors of, the Holding Company or any of its affiliates.

Revocation of Proxy

     The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. However, stockholders who sign proxies have the right to revoke them at any time before they are voted by filing with the Secretary of the Holding Company either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Expenses of Solicitation

     Collective Bancorp will pay the cost of preparing, assembling and mailing this Proxy Statement and the enclosed material. Proxies may also be solicited personally or by telephone or by telegraph by the Holding Company's employees without additional compensation. The Holding Company will also request persons, firms and corporations holding shares in their names or the names of nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse the holders for their reasonable expenses in doing so. The Holding Company has retained Beacon Hill Partners, Inc. to assist in the solicitation of proxies, for which it will be paid a fee of $3,000, plus out-of-pocket expenses.

                        PRINCIPAL HOLDERS OF COMMON STOCK

     The following table sets forth, as of the dates indicated, certain information as to those persons who were beneficial owners of more than five percent (5%) of Collective Bancorp's outstanding shares of Common Stock. Persons and groups owning in excess of 5% of the Holding Company's Common Stock are required to file certain reports regarding such ownership with the Holding Company and with the Securities and Exchange Commission (the "SEC"). Other than those persons listed below, the Holding Company is not aware of any person or group who beneficially owned more than 5% of the Holding Company's Common Stock at August 30, 1996.

                                                              Amount of         Percent of
                                                              Beneficial        Common Stock
        Name and Address                                      Ownership         Outstanding


      FMR Corp. (1)..............................               2,034,100            9.96%
        82 Devonshire Street
        Boston, Massachusetts  02109


      Albert Abramson (2)........................               1,690,004            8.28%
        11501 Huff Court
        North Bethesda, Maryland  20895


      The Capital Group Companies, Inc. and
        Capital Guardian Trust Company (3).........             1,543,200            7.56%
        333 South Hope Street
        Los Angeles, California  90071


      Collective Bank
        Employee Stock Ownership
        Plan & Trust ("ESOP") (4)..................             1,343,047            6.58%
        158 Philadelphia Avenue
        Egg Harbor, New Jersey  08215




(1) The information furnished is derived from a Schedule 13 G filed by FMR Corp. with the SEC on February 14, 1996. FMR Corp. is the parent holding company of Fidelity Management and Research Company ("Fidelity"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Fidelity is the beneficial owner of 1,515,100 shares of common stock as a result of acting as an investment advisor to several investment companies registered under Section 8 of the Investment Company Act of 1940.

     FMR Corp., through its control of Fidelity and the investment companies, has sole power to dispose of the 1,515,100 shares owned by the investment companies. The power to vote or direct the voting of the shares owned by the investment companies resides with the respective Boards of Trustees of the investment companies.

     Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 is the beneficial owner of 519,000 shares of common stock as a result of its serving as an investment manager of an investment account(s). FMR Corp., through its control of Fidelity Management Trust Company, has sole dispositive power over 519,000 shares and sole power to vote or direct the voting of 505,700 shares and no power to vote or direct the voting of 13,300 shares owned by the institutional account(s).

(2) According to the Schedule 13 D filed with the SEC on June 10, 1993, beneficial ownership of 499,999 shares of Common Stock is shared with Dawson Development Company Limited Partnership. In addition to Mr. Abramson, the other general and limited partners of Dawson Development Company Limited Partnership are Gary Abramson, Jeffrey Abramson and Ronald Abramson, who are the adult sons of Albert Abramson. Mr. Albert Abramson also owns 1,190,005 shares of common stock in his own name.

(3) The information furnished is derived from a joint Schedule 13G filed with the SEC by The Capital Group Companies, Inc. and The Capital Guardian Trust Company on February 9, 1996. Capital Guardian Trust Company and Capital Research and Management Company, operating subsidiaries of The Capital Group Companies, Inc. exercised investment discretion with respect to 1,321,400 and 221,800 shares of common stock, respectively, which was owned by various institutional investors.

(4) The information furnished is derived from a Schedule 13G filed with the SEC on February 7, 1996. The ESOP is administered by a committee composed of non-executive officers and employees of the Bank. The Chase Manhattan Bank, NA (the "Trustee"), an unrelated corporate trustee, is the trustee for the ESOP. The Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares held will be voted in the same proportion as the allocated shares for which voting instructions are received from participants, so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                     PROPOSALS TO BE VOTED ON AT THE MEETING
                        PROPOSAL 1. ELECTION OF DIRECTORS

     Each stockholder of Collective Bancorp is entitled at this Annual Meeting to vote for three directors to serve on the Board of Directors for terms of three years, each. The Board of Directors intends to vote the proxies solicited by it (other than proxies in which the vote is withheld as to one or more nominees) for each candidate standing for election as a director nominated by the Board of Directors.

     Pursuant to its bylaws, the Board of Directors of Collective Bancorp consists of nine members, with each director serving for a term of three years. The terms are classified so that one-third of the directors are elected each year.

     The three nominees described herein, Messrs. Hamilton, Lerman and Miller, were elected at the 1993 Annual Meeting of Stockholders of Collective Bancorp to serve three-year terms. All three of the nominees named are also presently directors of Collective Bank. Unless authority to vote for a director is withheld, it is intended that the shares represented by the enclosed proxy, if executed and returned, will be voted FOR the election of all three nominees. In the event that any such nominee is unable or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other person or persons as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

Information with Respect to Nominees, Continuing Directors and Named Executive Officers

     The following schedule describes the period each nominee has served as a director of the Holding Company or its predecessor, his positions and offices, if any, with the Holding Company and his principal occupation or employment, and contains information, as of August 30, 1996 with respect to the beneficial ownership, as such term is defined under Rules and Regulations of the Securities and Exchange Commission, of the Holding Company's outstanding Common Stock by each director and named executive officer and by all the directors and executive officers of Collective Bancorp and Collective Bank as a group. None of the nominees or continuing directors has a business relationship with Collective Bancorp or its subsidiaries or is affiliated with an entity that has a business relationship with Collective Bancorp or its subsidiaries of the type described in Item 404(b) of Regulation S-K of the Securities and Exchange Commission.

                                                                         Amount and
                                                                         Nature of
                                                               Current   Beneficial
Name, Age, Principal Occupation,                     Director  Term      Ownership of     Percent
Directorships and Business Experience1               Since(1)  Expires   Common Stock(2)  of Class

Nominees for three year terms:

 Thomas H. Hamilton; 65
   Chairman & Chief Executive Officer
   of Collective Bancorp; employed by
   Collective Bank since 1955................        1960       1996      835,831(4)      4.09%

 Miles Lerman; 86
   President, Miles Lerman Enterprises, a
   real estate development concern...........        1988       1996       41,200         *

 William R. Miller; 69
   Retired, former Senior Vice President,
   Manufacturing, Lenox China, Inc...........        1985       1996       15,048         *

Continuing Directors:

 Wesley J. Bahr; 79
   Retired, former Chairman of
   First Federal Savings and Loan
   Association of New York...................        1984       2000       15,999         *

George W. French; 72
  Retired, former President,
  French Lumber Co., Inc....................         1972       1998       23,259(3)      *

 David S. MacAllaster; 37
   President, MacAllaster, Pitfield & MacKay,
   Inc., a securities brokerage firm.........        1991       2000       50,999         *


 Edward J. McColgan; 69
   Vice Chairman & Chief Financial
   Officer of Collective Bancorp; employed
   by Collective Bank since 1983.............        1995       1998      172,407(4)      *

 Robert F. Mutschler, Jr.; 57
   Manufacturing Consultant; former
   Vice President, Ocean Yacht II, a
   boat-building company.....................        1984       1998       37,000         *

 Herman O. Wunsch; 61
   President, Atlantic Maintenance, Inc.,
   a commercial janitorial services company...       1972       2000       89,192         *

Named Executive Officers

 Scott T. Page; 40
   Sr. Executive Vice President of
   Collective Bancorp and Collective Bank.....       N/A        N/A       55,1394         *

 Bernard H. Berkman; 61
   Executive Vice President of
   Collective Bancorp and Collective Bank......      N/A        N/A       10,934(4)       *
All directors and officers as a group
(15 persons) ..................................                         1,638,897(5)      8.25%


(1) Includes years of service as a director of the Holding Company's predecessor, Collective Bank. All members of and nominees for the Board of Directors have held the positions set forth above for at least five years, unless otherwise indicated.
(2) Includes all shares of Common Stock owned by each director or executive officer's spouse, over which shares such individuals effectively exercise voting and investment power. Also includes shares of Common Stock held by executive officers in the Collective Bank Employees' Thrift Plan and the Collective Bank Employees' Stock Ownership Plan as well as options granted under the stock option plans which are exercisable within 60 days of the record date.
(3) Includes options which are currently exercisable to acquire 5,000 shares awarded to Mr. French under the stock option plans.

(4) Includes with respect to Messrs. Hamilton, McColgan, Page and Berkman 85,280; 29,325; 8,780 and 2,482 shares, respectively, held in the name of the Collective Bank Employees' Thrift Plan and 38,222; 27,082; 12,440; and 4,452 shares held by Messrs. Hamilton, McColgan, Page and Berkman,
                                       5

     respectively, in the name of the Collective Bank Employees' Stock Ownership Plan. Also included are options to acquire 16,000 and 13,500 shares awarded to Messrs. McColgan and Page, respectively, under the stock option plans.

(5) Includes options to acquire 85,850 shares granted to executive officers under the stock option plans, 129,649 shares allocated to executive officers under the Employees' Stock Ownership Plan, and 181,045 shares held in the name of the Collective Bank Employees' Thrift Plan, including those of Messrs. Hamilton, McColgan, Page and Berkman specifically identified in footnote 4, supra.

*    Indicates less than one percent.

Meetings and Committees of the Board of Directors

     The Board of Directors conducts its business through meetings of the Board and through its committees. During the fiscal year ended June 30, 1996, the Board of Directors held thirteen meetings. No director of the Holding Company attended fewer than 75% of the total meetings of the Board of Directors and the meetings of the committees on which he served during the past year.

     The Audit Committee of Collective Bancorp is composed of Directors Bahr, Miller and Mutschler. The Audit Committee has the responsibility of selecting the independent auditors of the Holding Company and reviewing their degree of independence. The Audit Committee also reviews with both the independent auditors and the internal auditors the plans and results of the Holding Company's internal auditing procedures and supervisory investigations into matters generally related to audit functions. The Audit Committee held three meetings during the past year.

     The Finance Committee, composed of all members of the Board of Directors, monitors and reviews the records and affairs of the Holding Company to determine its financial condition. The Finance Committee held twelve meetings during fiscal 1996.

     The Compensation Committee of Collective Bancorp and Collective Bank consists of Directors MacAllaster, French and Wunsch. The Compensation Committee makes recommendations to the Board with respect to the compensation of the Holding Company's Chief Executive Officer, and approves the compensation paid by Collective Bank to other senior executives. The Compensation Committee is also responsible for administering the restricted stock and stock option plans. The Compensation Committee met one time during the past fiscal year.

     The Board of Directors also serves as the Nominating Committee and selects its nominees for election as directors of the Holding Company. The Holding Company's bylaws provide for stockholders' nominations of directors. Those bylaw provisions require such nominations to be made pursuant to timely notice in writing to the secretary of the Holding Company. The stockholders' notice of nomination must contain all information relating to the nominee required to be disclosed in solicitation of proxies under the Securities and Exchange Act of 1934, the name and address of the proposing stockholder, as it appears on the Holding Company's books, and the number and class of shares held by such stockholder. The Nominating Committee met once for the nominations discussed herein for the Annual Meeting.

Directors' Remuneration

     All outside directors are paid an annual retainer of $16,000, plus a fee of $250 for each board meeting or committee meeting attended. Collective Bancorp maintains a Directors Deferred Compensation Plan which allows directors to defer payment of the retainer and fees earned until retirement from the Board. All amounts deferred earn interest until distribution at an annual rate equal to the consolidated rate of return, including fees, on all interest-earning assets of the Holding Company for the year in question. An election to defer fees must be made annually. During fiscal 1996, Messrs. Lerman, MacAllaster and Miller participated in the Directors Deferred Compensation Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

     During fiscal 1996 no director or named executive officer failed to file a Form 3, 4 or 5, as required, on a timely basis.

                             EXECUTIVE COMPENSATION

Report of the Compensation Committee

     Overview and Philosophy. The executive officers of the Holding Company are also executive officers of Collective Bank and are compensated only by Collective Bank. Accordingly, their compensation is determined by the Compensation Committee of Collective Bank (the "Committee"). The Committee's responsibilities include reviewing and making recommendations to the Board of Directors of Collective Bank regarding compensation of the Chief Executive Officer ("CEO") and reviewing and approving the compensation paid to the other named executives. The Committee also administers the stock option plans and the Collective Bancorp, Inc. Restricted Stock Plan and the 1993 Restricted Stock Plan.

     The objective of the compensation program is to establish levels of compensation sufficient to attract and retain qualified executive talent. The program also seeks to align the interests of Collective Bancorp's executive management with those of its stockholders through the use of incentive based compensation tied to specific performance based criteria and stock based compensation consisting of stock options and an Employee Stock Ownership Plan ("ESOP").

Compensation Program Elements

     The executive officer compensation program consists of three primary components: base salary, cash bonuses awarded under the Executive Incentive Compensation Plan and stock options. Executive officers also receive other benefits generally available to employees of Collective Bank.

     Base Salary. Base salaries for the named executive officers other than the CEO are established by the CEO subject to review and approval by the Committee. In setting the base salaries of the executive officers the CEO makes a subjective determination based upon his assessment of a variety of factors, which may include the functional responsibilities of the officer, the officer's performance over the time period under review and a general assessment of comparative salaries for similar positions within Collective Bank's market area.

     Recommendations for increases in the CEO's base salary are made by the Committee and ratified by the Board of Directors. In making its recommendations the Committee considers all factors which it considers appropriate, which generally includes the performance of Collective Bank as well as a subjective evaluation of the performance of the CEO over the time period being reviewed. The Committee also considers base salaries paid by other financial institutions of similar size and complexity of operations and performed a peer group comparison.

     Executive Incentive Compensation Plan. Collective Bank maintains an executive incentive compensation plan which provides for the payment of annual cash bonuses to officers of the bank based upon the attainment of specified levels of performance on a calendar year basis. The Compensation Committee designates executives to participate in the plan and their baseline target levels of bonus, which ranged between 5 and 30 percent of base salary for calendar year 1995. For 1995 the performance criteria and percentages of target bonus generated under the plan were: Profitability (return on net worth) - 25% to 70%; Net Interest Income - 5% to 65%; Efficiency ratio (operating expenses to net interest income plus recurring fee income) - 5% to 65%. No bonus is paid if profitability falls below a specified level. For calendar year 1995 Collective Bank's performance resulted in a bonus payment equal to 103 percent of the target level.

     Stock Options. Grants of options under the stock option plans are made at the Committee's discretion based upon such factors as it deems appropriate. Grants are intended to motivate the executive officers to build stockholder value by providing them with an equity interest in the Holding Company and to relate a significant portion of the executives long-term compensation directly to the financial performance of Collective Bancorp. Options have no value at the date of award since they are granted at market price. During fiscal 1996 no grants were made to the CEO or any of the executive officers under the stock option plans.

     Other Benefits. In addition to the items of compensation described above, Collective Bank provides medical, dental, life insurance, 401(k) plan and ESOP benefits to its executive officers that are generally available to Collective Bank employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed the lesser of $50,000 or 10% of salary for fiscal 1996.

Compensation of the Chief Executive Officer

     In October, 1995, based upon the recommendation of the Committee, the Board of Directors approved a $20,000 increase in Mr. Hamilton's base salary in connection with his annual performance review. Although no specific formula was applied to establish the amount of increase, in making its recommendation the Committee took into consideration the earnings performance of Collective Bank over the past year as well as the relative financial performance of Collective Bancorp as measured by return on average assets, return on average equity and efficiency ratio. Those ratios, when measured against the financial performance of publicly-traded thrift institutions of comparable asset size continued to rank Collective Bancorp among the top performers in its peer group. The Committee also considered a survey of the compensation packages provided to the CEO's of similarly sized publicly traded thrift institutions, the performance of which, in the opinion of the Committee, most closely reflected that of Collective Bancorp. That survey showed Mr. Hamilton's annual compensation to be below the median for CEO's of institutions of comparable size and performance. During fiscal 1996 Mr. Hamilton also received a bonus of $109,933 under the Executive Incentive Compensation Plan based upon the achievement of the performance targets set forth in the program.

                           The Compensation Committee
                         David S. MacAllaster - Chairman
                                George W. French
                                Herman O. Wunsch

Summary Compensation Table

     The following table shows, for the fiscal years ended June 30, 1996, 1995 and 1994, the cash compensation paid by Collective Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer of the Holding Company and to each of the three most highly compensated executive officers of Collective Bancorp and Collective Bank (the "Named Executive Officers"). Long-Term

                                                                                       Long-Term
                                                                                       Compensation
                                                                                       Awards
                                                                                       Securities
                                                                                       Underlying          All Other
                                                        Annual Compensation            Options/SARS       Compensation
                                                  ------------------------------
Name and Principal Position               Year    Salary ($)(2)     Bonus ($)(3)           (#)(4)           ($)(5)
Thomas H. Hamilton, ................      1996        $368,269         $109,933                 0          $17,830
  Chairman, President & CEO               1995         348,282          146,138            20,000           25,980
                                          1994         328,270          128,228                 0           32,592

Edward J. McColgan,.................      1996        $186,900         $ 38,466                 0          $17,830
  Vice Chairman                           1995         186,877           52,544             5,000           25,593
                                          1994         177,115           47,207             3,000           27,166

Scott T. Page, ......................     1996        $134,698         $ 26,501                 0          $16,266
  Senior Executive                        1995         122,085           33,447             5,000           17,468
  VP & Secretary                          1994         112,500           29,350             3,000           19,996

Bernard H. Berkman,..................     1996        $118,879         $ 17,952                 0          $15,105
  Executive VP                            1995         113,218           23,858             3,000           16,313
                                          1994         109,846           21,893             1,500           19,605

(1) Collective Bank also provides Messrs. Hamilton and McColgan with company cars for their use. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed the lesser of $50,000 or 10% of salary for fiscal 1996.

(2) Includes amounts of salary deferred by the Named Executive Officers pursuant to the Collective Bank Employees Thrift Plan (the "Thrift Plan"). Under the terms of the Thrift Plan participants may elect to have up to 16% of their annual compensation deferred.

(3) Represents bonuses granted pursuant to the Executive Incentive Compensation Plan, which bases bonuses upon a percentage of officers' salaries if Collective Bank meets certain financial goals set by the Board of Directors. See "Executive Compensation".

(4) The Holding Company maintains the Collective Bancorp Stock Option Plan (the "Option Plan") and the Collective Bancorp, Inc. Incentive Stock Option Plan (the "Incentive Option Plan"). Options granted under the Option Plan are exercisable after two years. Options granted under the Incentive Option Plan are exercisable in up to five annual installments beginning in the sixth year following the date of the grant.

(5) Includes the amount of employer contributions credited to the Named Executive Officers accounts maintained under the Thrift Plan and the Collective Bank Employee Stock Ownership Plan.

Employment Agreements

     The Holding Company and Collective Bank have entered into a three-year employment agreement with Thomas H. Hamilton. That agreement took effect on October 1, 1983 and is extended annually to maintain a three-year term beginning October 1 each year unless notice of intention not to extend is timely given by the Board of Directors. The agreement provides for an initial salary in the same amount as Mr. Hamilton's salary on the effective date of the agreement. In addition, the employment agreement provides, among other things, for participation in other fringe benefits applicable to all personnel. The agreement provides for voluntary termination by Mr. Hamilton upon 90 days' written notice and would be terminable by Collective Bancorp or Collective Bank for just cause at any time or in certain events specified by OTS regulations. The agreement further provides that upon (i) the occurrence of an Event of Termination (as defined in the agreement), or (ii) termination of employment following a Change in Control (as defined in the agreement), Mr. Hamilton will be entitled, among other things, to receive (i) an amount equal to 36 times the highest monthly rate of salary paid him at any time under the agreement (payable either in a lump sum or in monthly installments, at the option of Collective Bancorp) and (ii) an Accelerated Benefit calculated pursuant to the applicable provisions in the agreement.

     Upon the occurrence of an Event of Termination or termination of employment following a Change in Control, the Holding Company or Collective Bank, as applicable, is also required to maintain for Mr. Hamilton fringe benefits, including insurance coverages. Such coverages shall cease upon the earlier of Mr. Hamilton's employment by another employer or three years after the termination of Mr. Hamilton's employment with the Holding Company or Collective Bank.

     Upon the occurrence of an Event of Termination or termination of employment following a Change in Control, the Holding Company or Collective Bank, as applicable, is also required to maintain for Mr. Hamilton fringe benefits, including insurance coverages. Such coverages shall cease upon the earlier of Mr. Hamilton's employment by another employer or three years after the termination of Mr. Hamilton's employment with the Holding Company or Collective Bank.

        Collective Bank has also entered into change of control (termination) agreements with certain of its other executives, including the Named Executive Officers. The agreements run through December 31, 1997, and are automatically renewed on January 1 of each even numbered year for two additional years unless Collective Bank gives notice no later than September 30 of the preceding year that it does not intend to extend an agreement.

     Under those contracts, if a "change in control" of Collective Bank or the Holding Company should occur (a) each of such executives would be entitled to resign if his compensation, benefits, position or responsibilities are diminished or in certain other circumstances; and (b) each of the executives would be entitled, if he is dismissed without cause or resigns under (a) above, to continue to receive his compensation and benefits until the end of the contract term but not less than one year. For this purpose, a "change in control" is defined to include (1) the acquisition of 25% or more of the Holding Company's Common Stock by any person or group of persons; (2) a turnover of a majority of the Board of Directors of Collective Bancorp within 12 consecutive months (unless the election of each new director was approved by a vote of at least two-thirds of the members of the Board of Directors who were also members at the beginning of the 12-month period); or (3) the Holding Company disposes of the business for which any such executive's services are principally performed.

Stock Option Plans

     The Holding Company maintains the Option Plan and the Incentive Option Plan which provide for discretionary awards of stock options to officers and employees of Collective Bank as determined by the Compensation Committee. All options have a maximum term of ten years and vest over a term of two to five years. The exercise price for an option award is based upon the market closing price for the Common Stock on the date of the award. The Chief Executive Officer and the Names Executive Officers did not receive any grants of stock options under the stock option plans during fiscal 1996.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

     The following table shows options exercised by the Named Executive Officers during fiscal 1996, including the aggregate value of gains on the date of exercise, and certain information with respect to the number of shares of Common Stock represented by outstanding stock options held by the Named Executive Officers as of June 30, 1996. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock option and the fiscal year-end price of the Common Stock of $23.625 per share.



                                                             Number of
                                                             Securities          Value of
                                                             Underlying          Unexercised
                                                             Unexercised         In-the-Money
                                                             Options at          Options at
                                                             FY-End (#)          FY-End ($)
                          Shares Acquired      Value         Exercisable/        Exercisable/
      Name                on Exercise (#)    Realized ($)    Unexercisable       Unexercisable
Thomas H. Hamilton               9,760        $188,490            0/49,280           $0/744,035

Edward J. McColgan              20,000         410,250       16,000/12,500       327,000/88,438

Scott T. Page                        0               0       11,500/18,500      228,281/201,313

Bernard H.Berkman                4,000          86,000            0/22,000            0/363,001

Stock Performance Graph

        The graph which follows shows the cumulative total return on the Common Stock over the last five fiscal years compared with the cumulative total return of companies on the NASDAQ Stock Market (U.S. Companies) and shares of all financial institutions traded on the NASDAQ market. Cumulative total return on the Common Stock or the index equals the total increase in value since June 30, 1991 assuming reinvestment of all dividends paid into the Common Stock or the index, respectively. The graph, which was prepared by Research Data Group, assumes that $100 was invested on June 30, 1991 in the Common Stock and in each of the indexes.

                              [GRAPH APPEARS HERE]
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
   AMONG COLLECTIVE BANCORP, INC., THE NASDAQ STOCK MARKET - US INDEX AND THE
                             NASDAQ FINANCIAL INDEX
Measurement period       COLLECTIVE           NASDAQ STOCK         NASDAQ
(Fiscal year covered)    BANCORP, INC         MARKET US            FINANCIAL
- ---------------------    ------------         ------------         ---------
FYE 06\30\91             $100                  $100                 $100
FYE 06\30\92             $178                  $120                 $139
FYE 06\30\93             $346                  $151                 $183
FYE 06\30\94             $391                  $153                 $206
FYE 06\30\95             $371                  $204                 $236
FYE 06\30\96             $448                  $261                 $307




* $100 INVESTED ON 06/30/91 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 30.

Transactions With Certain Related Persons

     The Holding Company's subsidiary savings bank makes loans to its officers, directors and employees for the financing of their personal residences as well as consumer and commercial loans. These loans are made in the ordinary course of business on substantially the same terms and collateral as similar loans to unrelated parties. In the past, the policy was to make loans to officers and employees on substantially the same terms and collateral as similar loans to unrelated parties, except that a reduced interest rate was set at the time the loan was made. Upon termination of employment, the interest rate on such loans is raised to the market rate at the time of origination on the particular type of loan. Loans to directors have been made at prevailing market rates at the time of origination. Management believes that such loans do not involve more than a normal risk of collectibility or present other unfavorable features. At June 30, 1996, all such loans were current.

               PROPOSAL 2. RATIFICATION OF APPOINTMENT OF AUDITORS

     The Audit Committee recommended, and the Board of Directors appointed, the firm of KPMG Peat Marwick LLP ("Peat Marwick"), independent certified public accountants, to audit the accounts of Collective Bancorp for the fiscal year ending June 30, 1997. This appointment is being presented to stockholders for ratification.

     Audit services performed by Peat Marwick during the year ended June 30, 1996, included an examination of the financial statements of Collective Bancorp and its subsidiaries, and consultation on matters related to accounting and financial reporting.

     A representative of Peat Marwick will be present at the stockholders' meeting and available to respond to appropriate questions and will be given an opportunity to make a statement if the representative chooses to do so.

     For the fiscal year ended June 30, 1995, the financial statements of Collective Bancorp were audited by Deloitte & Touche, LLP. At a meeting of the Board of Directors on August 21, 1995, based upon the recommendation of the Audit Committee, the Holding Company terminated the services of Deloitte & Touche, LLP and selected KPMG Peat Marwick LLP as independent auditors of Collective Bancorp for the 1996 fiscal year.

     For the fiscal years ended June 30, 1995 and 1994, the report of Deloitte & Touche, LLP on the financial statements of Collective Bancorp contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, for fiscal years 1995 and 1994, there were no disagreements with Deloitte & Touche, LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche, LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

     At least a majority of the votes eligible to be cast by stockholders present at the meeting in person or by proxy and entitled to vote is necessary to ratify the appointment of auditors. If the appointment is not ratified, the Board will consider that vote in connection with its selection of auditors for 1998.

     THE  BOARD  OF  DIRECTORS   RECOMMENDS  A  VOTE  FOR  RATIFICATION  OF  THE
APPOINTMENT OF KPMG PEAT MARWICK LLP.

                             ADDITIONAL INFORMATION

     No  person  is  authorized  to  give  any   information   or  to  make  any
representations other than those contained in this Proxy Statement, and if given or made, such information may not be relied upon as having been authorized.

     Collective Bancorp is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information (including proxy statements) with the Securities and Exchange Commission ("SEC"). Such reports and other information are available for inspection at the SEC offices located in Washington, D.C.

                                  OTHER MATTERS

     Management of Collective Bancorp knows of no other business to be presented to the meeting. If other matters should property come before the meeting or any adjournment thereof, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment. Management urges each stockholder, whether or not he or she intends to be present and to vote at the meeting, to complete, sign and return the enclosed proxy as promptly as possible.

                              STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders of Collective Bancorp, any stockholder proposal to take action at such meeting must be received by the Secretary at 158 Philadelphia Avenue, Egg Harbor City, New Jersey 08215 no later than May 16, 1997. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             Thomas H. Hamilton
                                             President and Chairman of the Board
Egg Harbor, New Jersey
September 18, 1996

                                         COLLECTIVE BANCORP, INC.





          This Proxy is Solicited on Behalf of the Board of Directors
R         for Annual Meeting of Stockholders to be held on October 16, 1996.

E         The undersigned hereby appoints Albert A. Kuehner and Arthur L.
          Foster as proxies, each with the power to appoint his substitute,
V  P      and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of Collective Bancorp held
O  R      of record by the undersigned on August 30, 1996, at the Annual
          Meeting of Stockholders to be held at the Ram's Head Inn, 9 West
C  O      White Horse Pike, U.S. Highway 30, Absecon, New Jersey; 10:00 AM,
          on October 16, 1996 or any adjournment thereof.
A  X
          Please sign exactly as name appears below.  When shares are held by
B  Y      joint tenants, both should sign.  When signing as attorney, adminis-
          trator, trustee or guardian, please give full title as such.  If a
L corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in partnership's
E         name by authorized person.

     If you receive more than one proxy card, please sign and return ALL cards in the accompanying envelope.


                                                   DATED:________________, 1996


                                                   ____________________________
                                                              Signature


                                                   ____________________________
                                                      Signature if held jointly

                                                     (Continued from other side)

PLEASE SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.

1.   ELECTION OF DIRECTORS
      Thomas H. Hamilton         Miles Lerman           William R. Miller


[ ]  FOR all nominees listed above (except as marked to the contrary below)

[ ]  WITHHOLD AUTHORITY to vote for all nominees above

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)



2. RATIFICATION OF THE APPOINTMENT BY THE BOARD OF DIRECTORS OF THE FIRM OF KPMG PEAT MARWICK LLP, AS INDEPENDENT AUDITORS OF COLLECTIVE BANCORP, INC. FOR FISCAL YEAR ENDING JUNE 30, 1997.

       [ ] FOR           [ ] AGAINST         [ ] ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY

                    CARD PROMPTLY USING THE ENCLOSED ENVELOPE